UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2010

STERLING FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Washington	001-34696	91-1572822
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

111 North Wall Street, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 458-3711
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 17, 2010, Sterling Financial Corporation ("Sterling") filed with the Secretary of State of Washington Articles of Amendment to the Restated Articles of Incorporation of Sterling, which effected a 1-for-66 share consolidation, or reverse stock split, of Sterling's issued and outstanding common stock, effective November 18, 2010.  A copy of the amendment is included as Exhibit 3.1 to this report, and is incorporated by reference herein.

Item 8.01 Other Events.

On November 18, 2010, Sterling issued a press release announcing the reverse stock split, effective for trading purposes with the opening of trading on November 19, 2010.  A copy of the press release is included as Exhibit 99.1 to this report.

Trading of the Company's common stock on the NASDAQ Capital Market on a split-adjusted basis is expected to begin at the open of trading on November 19, 2010.  Sterling's shares will continue to trade on the NASDAQ Capital Market under the symbol "STSA" with the letter "D" added to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred.  As a result of the reverse stock split, every 66 shares of Sterling's common stock issued and outstanding immediately prior to the effective date will be combined and reclassified into 1 share of common stock. Sterling will not issue fractional shares of common stock.  Fractional shares resulting from the reverse stock split will be rounded up to the nearest whole share.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Form of Articles of Amendment to the Restated Articles of Incorporation of Sterling Financial Corporation.

99.1	Press release text of Sterling Financial Corporation.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STERLING FINANCIAL CORPORATION
(Registrant)

November 17, 2010	By:	/s/ Daniel G. Byrne
Date		Daniel G. Byrne
Executive Vice President, Assistant Secretary and
Principal Financial Officer